CERTIFIED COPY OF RESOLUTIONS

          I, E. P. CASSIDY, Secretary of PEOPLES ENERGY

CORPORATION (herein called the "Company"), DO HEREBY CERTIFY that the following is a true and correct copy of certain resolutions unanimously adopted by the Board of Directors of said Company on

May 1, 1996, and that said resolutions have not been amended,

rescinded or revoked and the same remain in full force and

effect:

                    WHEREAS, the Board of Directors of
          the Company deems it desirable and in the best interests of the Company and its shareholders that the Company adopt a shareholder rights plan to ensure that all shareholders receive fair and equal treatment in the event of a proposed takeover; and

                    WHEREAS, the Board of Directors
          believes that a dividend to holders of the Company's common stock, without par value (the
          "Common Stock"), of rights ("Rights") to purchase one-half of one share of Common
          Stock, on the terms and subject to the
          conditions hereinafter provided will
          contribute to the preservation of the
          Company's long-term value for its
          shareholders; and

                    WHEREAS, Goldman, Sachs & Co.,
          financial advisors to the Company, on the basis of their review of, among other things, the provisions of the form of Rights Agreement with Harris Trust and Savings Bank (the
          "Rights Agreement"), historical financial information and financial forecasts relating to the business, earnings, cash flow, assets and prospects of the Company, and the historical market prices and trading activity for the Common Stock, has advised the Board of Directors with respect to an appropriate exercise price for each Right.

                [Declaration of Rights Dividend]

                    NOW, THEREFORE, BE IT RESOLVED, That
          a dividend of one right (a "Right") per share of Common Stock be paid on May 15, 1996 to shareholders of record of the Common Stock issued and outstanding at the close of business on May 15, 1996, each Right representing the right to purchase one-half of one Share of Common Stock upon the terms and subject to the conditions set forth in the form of the Rights Agreement presented to this meeting, which agreement is hereby approved in all respects; and

                    RESOLVED FURTHER, That the exercise
          price of the Rights shall be $37.50 per Right and that the redemption price therefor shall be $.01 per Right; and

                    RESOLVED FURTHER, That the proper
          officers of the Company be, and each hereby is, authorized in the name and on behalf of the Company to execute the Rights Agreement substantially in the form submitted to this meeting, with such modifications as the officer or officers executing the same shall (as conclusively evidenced by his execution thereof) approve and to deliver the same to the Rights Agent thereunder, such execution and delivery conclusively to evidence the due authorization and approval thereof by the Company; and

                       [Right Certificates]

                    RESOLVED FURTHER, That certificates
          evidencing the Rights (the "Right
          Certificates") shall be issued and delivered as provided in the Rights Agreement and shall be substantially in the form set forth therein; and

                    RESOLVED FURTHER, That the Right
          Certificates shall be signed by (i) the
          Chairman of the Board, the President, the Executive Vice President or any Vice President and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer or
          (ii) any two officers of the Company so
          authorized to sign by a resolution of the Board of Directors and under its corporate seal (which may be in the form of a facsimile of the seal of the Company); provided, however, that the signature of said officers of the Company may, but need not, be a facsimile signature imprinted or otherwise reproduced on the Right Certificates, if such Right Certificates are signed by the Rights
          Agent. The Company adopts for such purposes the facsimile signature of the present or any future Chairman of the Board, President, Executive Vice President, Vice President,
          Secretary and Assistant Secretary, Treasurer and Assistant Treasurer and any authorized officers of the Company, notwithstanding the fact that at the time the Right Certificates shall be authenticated and delivered or disposed of he or she shall have ceased to be such officer; and

                    RESOLVED FURTHER, That the proper
          officers be, and each of them hereby is, authorized to execute on behalf of the Company and under its corporate seal (which may be in the form of a facsimile of the seal of the Company) Right Certificates issued to replace lost, stolen, mutilated or destroyed Right
          Certificates, and such Right Certificates as may be required for exchange, substitution or transfer as provided in the Rights Agreement in the manner and form to be required in, or contemplated by, the Rights Agreement; and

                    RESOLVED FURTHER, That the Right
          Certificates shall be countersigned by the Rights Agent either manually or by facsimile signature and books for the registration and transfer of the Right Certificates shall be maintained by the Rights Agent at its principal offices; and

                  [Appointment of Rights Agent]

                    RESOLVED FURTHER, That Harris Trust
          and Savings Bank is hereby appointed Rights
          Agent under the Rights Agreement, and that upon presentation to it of Right Certificates for exercise in accordance with the Right
          Agreement, Harris Trust and Savings Bank is authorized, as Transfer Agent and Registrar for the Common Stock, to issue, originally countersign, register and deliver the shares of Common Stock issuable upon such exercise;
          and

                   [Registration and Listing]

                    RESOLVED FURTHER, That the proper
          officers of the Company be, and each of them hereby is, authorized, for and on behalf of the Company, to execute personally or by attorney-in-fact and to cause to be filed with the Securities and Exchange Commission a registration statement under the Securities
          Act of 1933, as amended (the "Securities
          Act"), for the registration of the shares of Common Stock issuable upon exercise of the Rights, and thereafter to execute and cause to be filed any amended registration statement or registration statements and amended prospectus or prospectuses, or amendments or supplements to any of the foregoing, and to cause such registration statement and any amendments thereto to become effective in accordance with the Securities Act and the General Rules and Regulations of the Securities and Exchange
          Commission thereunder; and

                    RESOLVED FURTHER, That the Secretary
          of the Company is hereby appointed as agent for service of the Company with respect to such registration statement, with all the powers and functions specified in the General
          Rules and Regulations of the Securities and Exchange Commission under the Securities Act;
          and

                    RESOLVED FURTHER, That the proper
          officers of the Company be, and each of them hereby is, authorized, for and on behalf of the Company, to execute personally or by attorney-in-fact and to cause to be filed with the Securities and Exchange Commission a Form
          8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the registration of the Rights, and to cause such Form 8-A to become effective in accordance with the Exchange Act and the General Rules and Regulations of the Securities and Exchange
          Commission thereunder; and

                    RESOLVED FURTHER, That the proper
          officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to take all such actions and to execute all such documents as they may deem necessary or appropriate in connection with the issuance of the Rights in order to comply with the Securities Act and the Exchange Act, as amended, including, without limitation, amending to the extent appropriate existing registration statements of the Company; and

                    RESOLVED FURTHER, That the proper
          officers of the Company be, and each of them hereby is, authorized jointly and severally, in the name and on behalf of the Company, to execute and file such application or applications and amendments and supplements thereto, and take such other action as may be necessary to list the Rights on the New York
          Stock Exchange, the Chicago Stock Exchange, the Pacific Stock Exchange and on any other stock exchanges deemed appropriate by such officers of the Company; and that the proper officers of the Company be, and each of them hereby is, authorized to appear before the Securities and Exchange Commission and any such stock exchanges, and to execute such papers and agreements as may be necessary to conform with the requirements of the Securities and Exchange Commission and any such stock exchanges and to effectuate such listing and registration; and

                [Subsequent Issuance of Rights]

                    RESOLVED FURTHER, That as long as
          the Rights are attached to the shares of Common Stock as provided in the Rights
          Agreement, one additional Right shall be delivered with each Common Share issued after May 15, 1996, including but not limited to shares of Common Stock issued upon conversion of any convertible securities of the Company and exercise of any options to purchase shares of Common Stock granted by the Company; and

                  ["Blue Sky" Qualification]

                    RESOLVED FURTHER, That the Board of
          Directors deems it desirable and in the best interests of the Company that its securities be qualified or registered for sale in various jurisdictions; that the Chairman, the
          President, any Executive Vice President,
          Senior Vice President or Vice President and the Secretary or an Assistant Secretary be, and each of them hereby is, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they, or any of them, may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such papers or documents or the doing by them of any act in connection with foregoing matters shall conclusively establish their authority therefor and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and

                    [General Resolutions]

                    RESOLVED FURTHER, That the Board of
          Directors hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service or other documents if (i) in the opinion of the officer or officers of the Company executing the same, the adoption of such resolutions is necessary or desirable and
          (ii) the Secretary or an Assistant Secretary of the Company evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting; and

                    RESOLVED FURTHER, That any of the
          officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute and deliver any and all agreements, certificates and other documents, take any and all steps and do any and all things which they may deem necessary or appropriate in order to effectuate the purposes of each and all of the foregoing resolutions; and

                    RESOLVED FURTHER, That any actions
          taken by such officers prior to the date of this meeting that are within the authority conferred hereby are hereby ratified, confirmed and approved in all respects as to the act and deed of the Company.

          IN WITNESS WHEREOF, I have hereunto set my hand and

affixed the seal of the Company this 2nd day of May, 1996.


                                      /s/ E. P. CASSIDY
                                    -------------------------
                                          E. P. Cassidy
                                            Secretary